Exhibit 10.2

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT, entered into as of the 20th day of October, 2004, by and between First Indiana Corporation (the "Company"), and Robert H. Warrington (the "Executive") (hereinafter collectively referred to as "the parties").

                              W I T N E S S E T H:

      WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change of Control (as hereinafter defined in Section
2) exists and that the threat of or the occurrence of a Change of Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation; and

      WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its shareholders to retain the services of the Executive in the event of a threat or occurrence of a Change of Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

      WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat of or the occurrence of a Change of Control, the Company desires to enter into this Agreement with the Executive.

      NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

      1. Employment Term.

      (a) The "Employment Term" shall commence on the first date during the Protected Period (as defined in Section 1(c), below) on which a Change of Control (as defined in Section 2, below) occurs (the "Effective Date") and shall expire on the third anniversary of the Effective Date; provided, however, that at the end of each day of the Employment Term the Employment Term shall automatically be extended for one (1) day unless either the Company or the Executive shall have given written notice to the other at least thirty (30) days prior thereto that the Employment Term shall not be so extended; and provided further, that the Employment Term shall not be automatically extended beyond the first day of the month following the month in which the Executive attains age sixty-five (65).

      (b) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to the Effective Date and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise occurred in connection with or in anticipation of a Change of Control, then for all purposes of this Agreement, the Effective Date shall mean the date immediately prior to the date of such termination of the Executive's employment.


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      (c) For purposes of this Agreement, the "Protected Period" shall be the one year period commencing on the date hereof, provided, however, that at the end of each day the Protected Period shall be automatically extended for one day unless at least 30 days prior thereto the Company shall have given written notice to the Executive that the Protected Period shall not be so extended; and provided, further, that notwithstanding any such notice by the Company not to extend, the Protected Period shall not end if prior to the expiration thereof any third party has indicated an intention or taken steps reasonably calculated to effect a Change of Control, in which event the Protected Period shall end only after such third party publicly announces that it has abandoned all efforts to effect a Change of Control.

      2. Change of Control. For purposes of this Agreement, a "Change of Control" shall mean the first to occur of the following:

      (a) The acquisition by any individual, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions of common stock shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege by one or more Persons acting in concert, and excluding an acquisition that would be a Change of Control under subsection (c) of this Section 2), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company, (iv) any acquisition by any corporation or other entity pursuant to a reorganization, merger or consolidation which would not be a Change of Control under subsection (c) of this Section 2; or (v) any acquisition by an Exempt Person; or

      (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened "election contest" or other actual or threatened "solicitation" (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

      (c) Consummation of any reorganization, merger, share exchange or consolidation of the Company, unless, following such reorganization, merger, share exchange or consolidation, (i) 75% or more of, respectively, the then outstanding shares of common stock of the corporation or


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other entity resulting from such reorganization, merger, share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, share exchange or consolidation, (ii) no Person (excluding the Company, any Exempt Person, any employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such reorganization, merger, share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation or other entity resulting from such reorganization, merger, share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation or other entity, entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation or other entity resulting from such reorganization, merger, share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, share exchange or consolidation; or

      (d) The consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other entity, with respect to which following such sale or other disposition, (A) 75% or more of, respectively, the then outstanding shares of common stock of such corporation or other entity and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any Exempt Person, any employee benefit plan (or related trust) of the Company or such corporation or other entity and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation or other entity or the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation or other entity were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or


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      (e) The occurrence of one transaction or a series of transactions, which has the effect of a divestiture by the Company of 25% or more of the combined voting power of the outstanding voting securities of First Indiana Bank (the "Bank"); or

      (f) The occurrence of any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Bank (other than to the Company or one or more Exempt Persons).

      2A. Exempt Person. For purposes of this Agreement, "Exempt Person" shall mean (i) Robert H. McKinney; (ii) Arlene A. McKinney; (iii) any Exempt Descendant (as defined below); (iv) any corporation, partnership, trust or other organization a majority of the beneficial ownership interest of which is owned directly or indirectly by one or more of Robert H. McKinney, Arlene A. McKinney or any Exempt Descendant; (v) any estate or other successor-in-interest by operation of law of Robert H. McKinney, Arlene A. McKinney or any Exempt Descendant; and (vi) with reference to an issuer, any group within the meaning of Rule 13d-5(b) under the Exchange Act, if the majority of the shares of such issuer beneficially owned by such group is attributable to shares of such issuer which would be considered beneficially owned by individuals and entities described in (i) through (v) inclusive absent the existence of the group. For purposes of this definition, "Exempt Descendant" shall mean any child, grandchild or other descendant of Robert H. McKinney, or any spouse of any such child, grandchild or other descendant, including in all cases adoptive relationships.

      3. Employment.

      (a) During the Employment Term, the Company agrees to continue to employ the Executive, and the Executive agrees to remain in the employ of the Company, subject to the terms and conditions of this Agreement. During the Employment Term, the Executive shall be employed as President and Chief Operating Officer of the Company or in such other executive capacity as may be mutually agreed to in writing by the parties. During the Employment Term, the Executive shall help direct the Company's investment in First Indiana Bank and shall function as, and have the title of, Chief Executive Officer of the Bank. During the Employment Term, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held or assigned at any time during the 12 month period immediately preceding the Effective Date, and the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or at any office or location less than 35 miles from such location, unless mutually agreed to in writing by the parties.

      (b) The Company may assign to the Executive the responsibility of serving not only as President and Chief Operating Officer of the Company but also as President, Chief Executive Officer or Chief Operating Officer of one or more of its affiliates. When performing services for an affiliate, the Executive shall do so, at the Company's option, either as an employee of the Company or as a direct employee of the affiliate. Although part or all of the Executive's compensation and benefits may be paid or provided by affiliates, the Company shall be and


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remain ultimately liable for the performance of its obligations hereunder, and it shall be considered for purposes of Sections 6 and 23 that all of the Executive's compensation and benefits are paid or provided by the Company.

      (c) Excluding periods of vacation and sick leave to which the Executive is entitled, during the Employment Term the Executive agrees to devote full time attention to the business and affairs of the Company and its affiliated companies to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, provided that the Executive may take reasonable amounts of time to (i) serve on corporate, civil or charitable boards or committees, and
(ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, if such activities do not significantly interfere with the performance of the Executive's responsibilities hereunder. It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive during the period of his employment with the Company prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities hereunder.

      4. Compensation.

      (a) Base Salary. During the Employment Term, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to 12 times the highest monthly base salary paid or payable to the Executive by the Company and its affiliated companies in respect of the 12 month period immediately preceding the month in which the Effective Date occurs. During the Employment Term, the Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other peer executives of the Company and its affiliated companies. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company (including any successor or assign treated as the Company pursuant to Section 9(a)).

      (b) Discretionary Bonuses. During the Employment Term, the Executive shall be entitled to participate, equitably in relation to other peer executives of the Company and its affiliated companies, in any incentive compensation plans or awards adopted or made, and in any discretionary bonuses authorized or paid, by the Company or its affiliated companies. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in any such incentive compensation plans and to receive any such awards and bonuses.

      (c) Savings and Retirement Plans. During the Employment Term, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in


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no event shall such plans, practices, policies and programs provide the
Executive with savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 12 month period immediately preceding the Effective Date, or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

      (d) Benefit Plans. During the Employment Term (and thereafter to the extent provided in the applicable plan, practice, policy or arrangement), the Executive and his family shall be eligible for participation in, and shall receive benefits pursuant to, all benefit plans, practices, policies and arrangements that are maintained or provided by the Company or any of its affiliated companies (including, without limitation, medical, prescription drug, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) and that are applicable generally to other peer executives of the Company or any of its affiliated companies and their families; provided, however, that in no event shall such plans, practices, policies and arrangements provide the Executive and his family with benefits that are less favorable, in the aggregate, than those provided under the most favorable of such plans, practices, policies and arrangements in effect for the Executive and his family at any time during the 12 month period immediately preceding the Effective Date or, if more favorable to the Executive and his family, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies and their families. The Executive and his family shall be entitled to the following specific benefits, to the extent, as to each, the benefit would not be provided under the preceding sentence or would exceed the benefit provided under the preceding sentence:

      (1) Defined Benefit Pension Benefits. The Executive and his spouse or beneficiaries shall be entitled to defined benefit pension benefits not less favorable, in the aggregate, than the basic pension benefits provided for in the Company's qualified defined benefit pension plan and the supplemental pension benefits provided for in the Executive's agreement under the Company's nonqualified supplemental executive benefit plan, both as in effect on the date hereof, subject to the terms of such plans and such agreement.

      (e) Expenses. During the Employment Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 12 month period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

      (f) Fringe Benefits. During the Employment Term, the Executive shall be entitled to fringe benefits (including but not limited to club dues) in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the 12 month period immediately preceding the Effective Date


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or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

      (g) Office and Support Staff. During the Employment Term, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 12 month period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

      (h) Vacation and Sick Leave. During the Employment Term, the Executive shall be entitled to paid vacation and sick leave (without loss of pay) in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive at any time during the 12 month period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

      5. Termination of Employment. During the Employment Term, the Executive's employment hereunder may be terminated under the following circumstances:

      (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Term. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Term (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 11 of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company and its affiliated companies on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative, provided if the parties are unable to agree, the parties shall request the Dean of the Indiana University School of Medicine to choose such physician.

      (b) Cause. The Company may terminate the Executive's employment for "Cause." A termination for Cause is a termination evidenced by a resolution adopted in good faith by a majority of the Board that the Executive (i) willfully, deliberately and continually failed to substantially perform his duties under Section 3, above (other than a failure resulting from the Executive's incapacity due to physical or mental illness) which failure constitutes gross misconduct, and results in and was intended to result in demonstrable material injury to the Company or any of its affiliated companies, monetary or otherwise, or (ii) committed acts of fraud and dishonesty constituting a felony, as determined by a final judgment or order of a court


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of competent jurisdiction, and resulting or intended to result in gain to or personal enrichment of the Executive at the Company's expense, provided, however, that no termination of the Executive's employment shall be for Cause as set forth in (i), above, until (a) the Executive shall have had at least 60 days to cure any conduct or act alleged to provide Cause for termination after a written notice of demand has been delivered to the Executive specifying in detail the manner in which the Executive's conduct violates this Agreement, and
(b) the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, or failure to act, on the Executive's part, shall be considered "willful" unless he has acted or failed to act in bad faith and without a reasonable belief that his action or failure to act was in the best interest of the Company and its affiliated companies. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement.

      (c) Good Reason.

      (1) The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change of Control of any of the events or conditions described in Subsections (i) through (ix) hereof:

      (i) A change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his status, title, position or responsibilities in effect immediately prior to such assignment; or any removal of the Executive from or failure to reappoint or reelect him to any position, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

      (ii) Any involuntary reduction in the Executive's target level of annual and long-term total compensation as in effect immediately prior to the Effective Date;

      (iii) A failure by the Company and its affiliated companies, through incentive or bonus arrangements, to provide the Executive with incentive compensation opportunities comparable to those it provided to the Executive in respect of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs;

      (iv) Any failure by the Company and its affiliated companies to comply with any of the provisions of Section 4 of this Agreement;

      (v) The insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company;


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      (vi)    Any material breach by the Company and its affiliated companies of any provision of this Agreement;

      (vii) Any purported termination of the Executive's employment for Cause by the Company and its affiliated companies which does not comply with the terms of Section 5(b) of this Agreement;

      (viii) The failure of the Company and its affiliated companies to obtain an agreement, satisfactory to the Executive, from any successor or assign of the Company and its affiliated companies, to assume and agree to perform this Agreement, as contemplated in Section 9 hereof; and

      (ix)    The giving of notice by the Company to the Executive pursuant to
              Section 1(a) of this Agreement that automatic extensions of the Employment Term will cease as of a date sooner than 24 months after such Change of Control.

      (2) Any event or condition described in Section 5(c)(1) which occurs prior to the Effective Date but which the Executive reasonably demonstrates (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or in anticipation of a Change of Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Effective Date.

      (3) The Executive's right to terminate his employment pursuant to this
      Section 5(c) shall not be affected by his incapacity due to physical or mental illness. The Executive's continued employment or failure to give Notice of Termination shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

      (4) For purposes of this Section 5(c), any good faith determination of Good Reason made by the Executive shall be conclusive.

      (d) Voluntary Termination. The Executive may voluntarily terminate his employment hereunder at any time.

      (e) Notice of Termination. Any purported termination by the Company or by the Executive (other than by death of the Executive) shall be communicated by Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) the Termination Date. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.


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      (f) Termination Date, Etc. "Termination Date" shall mean in the case of the Executive's death, his date of death, or in the case of the Executive's separation from the service of the Company and its affiliated companies at the end of the Employment Term, the date of such separation, or in all other cases, the date specified in the Notice of Termination, subject to the following:

      (1) If the Executive's employment is terminated by the Company, the date specified in the Notice of Termination shall be at least 30 days after the date the Notice of Termination is given to the Executive, provided, however, that in the case of Disability, the Executive shall not have returned to the full-time performance of his duties during such period of at least 30 days;

      (2) If the Executive's employment is terminated for Good Reason, the date specified in the Notice of Termination shall not be more than 60 days after the date the Notice of Termination is given to the Company; and

      (3) In the event that within 30 days following the date of receipt of the Notice of Termination, one party notifies the other that a dispute exists concerning the basis for termination, the Executive's employment hereunder shall not be terminated except after the dispute is finally resolved and a Termination Date is determined either by a mutual written agreement of the parties, or by a binding and final judgment order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

      6. Obligations of the Company Upon Termination.

      (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Term, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

      (i) The Company shall pay to the Executive in a lump sum in cash within five days after the Termination Date the sum of the amounts described in A, B, C, and D below:

            A.    The sum of:

                  (1) The Executive's Annual Base Salary through the Termination Date to the extent not theretofore paid; and

                  (2) A portion of the Executive's target annual bonus for the calendar year that includes the Termination Date, such portion being a fraction of such bonus, the numerator of which is the number of days of such calendar year up to and including the Termination Date, and the denominator of which is 365; and


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                  (3)   Any compensation previously deferred by the Executive
                        (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid.

                  The sum of the amounts described in Clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations."

            B.    The amount equal to "x" times the sum of "y" plus "z", where

                  "x"= the number of days remaining in the Employment Term (determined under Section 1(a) as though such termination had not occurred and, if neither the Company nor the Executive gave the other a notice of non-extension prior to the Termination Date, as though the Company had given the Executive a notice of non-extension on the Termination Date) divided by 365; and

                  "y"= the Executive's Annual Base Salary (increased for this purpose by any Section 401(k) deferrals, cafeteria plan elections, or other deferrals that would have increased the Executive's Annual Base Salary if paid in cash to the Executive when earned); and

                  "z"= the Executive's target annual bonus for the calendar year that includes the Termination Date.

            C. With respect to each savings or retirement plan, practice, policy or program described in Section 4(c), a separate lump-sum supplemental retirement benefit equal to the excess of "x" over "y", where

                  "x"= the actuarial equivalent of the benefit that would be payable to the Executive under such plan, practice, policy or program if the Executive's employment continued for the remainder of the Employment Term (determined under Section 1(a) as though such termination had not occurred and, if neither the Company nor the Executive gave the other a notice of non-extension prior to the Termination Date, as though the Company had given the Executive a notice of non-extension on the Termination Date) with annual compensation equal to the sum of his Annual Base Salary plus his target annual bonus for the calendar year that includes the Termination Date, assuming for this purpose that all accrued benefits and contributions are fully vested; and


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                  "y"=  the actuarial equivalent of the Executive's actual
                        benefit (paid or payable), if any, under such plan, practice, policy or program.

                  There shall be used, in determining the "x" actuarial equivalent, the most favorable to the Executive actuarial assumptions and employer contribution history with respect to the applicable plan, practice, policy or program during the 12 month period immediately preceding the Effective Date. There shall be used, in determining the "y" actuarial equivalent, the actuarial assumptions utilized with respect to the applicable plan, practice, policy or program during the 12 month period immediately preceding the Effective Date).

            D.    The amount equal to "x" times "y", where

                  "x"= the number of days remaining in the Employment Term (determined under Section 1(a) as though such termination had not occurred and, if neither the Company nor the Executive gave the other a notice of non-extension prior to the Termination Date, as though the Company had given the Executive a notice of non-extension on the Termination Date) divided by 365; and

                  "y"= the club dues for the Executive paid by the Company or its affiliated companies attributable to the last calendar year ending before the Effective Date.

      (ii) Executive shall be entitled to continue his participation, or his participation and that of any of his eligible dependants, in each medical or dental employee welfare benefit plan of the Company in which the Executive participates, or the Executive and such dependants participate, immediately before the Termination Date. Such right of participation shall continue for the remainder of the Employment Term (determined under Section 1(a) as though such termination had not occurred and, if neither the Company nor the Executive gave the other a notice of non-extension prior to the Termination Date, as though the Company had given the Executive a notice of non-extension on the Termination Date). Such right to continue participation in a plan shall be subject to the payment by the Executive of such part or all of the premiums for such participation as he would have had to pay by means of payroll withholdings or otherwise had he remained an active employee of the Company at his Annual Base Salary in effect immediately prior to the Termination Date, such payment to be made directly to the Company at or before the time it would have been withheld from his pay or otherwise become payable had his active employment continued. Such right to continue participation in a plan also shall be to subject to the right of the Company to amend or replace the plan from time to time after the Termination Date and thereby change the benefits or coverage options, the amount or share of premiums payable by participants or the deductibles or co-payments that must be satisfied or paid by participants; provided, however, that no such amendment or replacement shall apply to the Executive unless it applies to participants generally, including other peer executives who continue active employment with the Company.

      (iii) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive pursuant to this Agreement or under any plan, program, policy or practice or contract or agreement of the Company or any of its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

      (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Term, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, except that after the Termination Date the Company and its affiliated companies shall pay or provide the Accrued Obligations and the Other Benefits.

      (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Term, this Agreement shall terminate without further obligations to the Executive, except that the Company and its affiliated companies shall pay or provide the Accrued Obligations and the Other Benefits.

      (d) Cause; Other Than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Term, or if the Executive voluntarily terminates employment during the Employment Term for other than Good Reason, this Agreement shall terminate without further obligations to the Executive, except that the Company and its affiliated companies shall pay or provide the Accrued Obligations and the Other Benefits.

      (e) Expiration of Employment Term. If the Executive's employment terminates at the expiration of the original or any extended Employment Term, the Executive (or his family with respect to amounts or benefits payable or provided to the Executive's family) shall be entitled to the Accrued Obligations and the Other Benefits.

      (f) Interest on Delinquent Payments. All amounts payable under this
Section 6 shall be paid to the Executive (or to the Executive's estate or beneficiary, as applicable) in a lump sum, in cash, within 30 days after the Date of Termination, or within such lesser number of days after the Date of Termination as may be provided elsewhere with respect to certain of such amounts, or at the times provided in Sections 6(a)(ii) and 6(a)(iii) in the case of amounts payable under those sections, or at the time provided under the applicable plan, arrangement or election in the case of other amounts payable under an employee benefit plan or arrangement or pursuant to the Executive's election. If any payment is not made on time (hereinafter a "Delinquent Payment"), the Company and its affiliated companies shall pay to the Executive, in addition to the principal sum, interest on such Delinquent Payment computed at the prime rate announced from time to time for the banking offices of JPMorgan Chase & Co., or its successor, in Indianapolis, Indiana, compounded monthly.

      7. No Mitigation. In no event shall the Executive be obligated to seek other employment to take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced, whether or not the Executive obtains other employment.

      8. Non-Competition. In consideration of the compensation and benefits to provided by the Company to the Executive under this Agreement, and to induce the Company to enter into this Agreement, the Executive agrees:

      (a) The Executive shall not make any Unauthorized Disclosure, either during the term of his employment hereunder or thereafter. For purposes of this sub-section, "Unauthorized Disclosure" means

            (i) the misappropriation by the Executive of any trade secret (as defined in Indiana Code ss. 24-2-3-2) of the Company, the Bank or an affiliate of either (herein referred to singly as a "First Indiana Group Entity" or collectively as the "First Indiana Group Entities"); or

            (ii) the disclosure by the Executive to any person, or the use by the Executive, of any non-public information regarding the First Indiana Group Entities or their customers or employees obtained by the Executive in connection with the performance of his duties as a director, officer or employee of any First Indiana Group Entity, excluding (A) any such disclosure or use expressly consented to by the Company, (B) any such disclosure to a director, officer, employee, representative or consultant of a First Indiana Group Entity whom the Executive reasonably believes to be authorized to possess such information, (C) any such disclosure or use prior to his Termination Date that the Executive reasonably considers necessary or appropriate in connection with the performance of his duties as a director, officer or employee of any First Indiana Group Entity, and (D) any such disclosure that is needed in order for the Executive
                  (I) to assert any right or defend against any claim arising under this Agreement or (II) to comply with any law, court order or subpoena which the Executive reasonably believes to be applicable and enforceable against him;

provided, however, that Unauthorized Disclosure shall not include the disclosure or use by the

Executive of non-public information that at the time of such disclosure or use is generally available to or known by the public otherwise then by reason of the Executive's disclosure thereof in violation of this Agreement. It is understood and agreed that this sub-section is not intended to prevent the Executive from using or exercising the skills and general knowledge he has acquired or increased through his training or experience as a director, officer or employee of any First Indiana Group Entity.

      (b) During the term of his employment hereunder, the Executive shall not provide any banking or bank-related services or solicit or engage in any banking or bank-related business otherwise than on behalf of a First Indiana Group Entity.

      (c) Unless the Executive validly elects under Section 24 to give up the special rights and benefits provided under or referred to in this Agreement, the Executive shall not directly or indirectly, individually or as an employee, agent or representative of anyone else, do any of the following during a period of two years following his Termination Date: provide banking or bank-related services to, or solicit banking or bank-related business from, any person or entity which is a customer of any First Indiana Group Entity at the time of such provision of services or solicitation and with which the Executive had contact, either alone or with others while employed by or serving as an officer of any First Indiana Group Entity; or assist any actual or potential competitor of any First Indiana Group Entity to provide banking or bank-related services to, or to solicit banking or bank-related business from, any such customer. As used in this Section 8 and Section 8A, the term "Termination Date" has the same meaning ascribed to it in Section 5(f). As used in this Section 8 and Sections 8A and 8B, the term "bank" means any commercial bank, savings association, savings bank, building and loan association, savings and loan association or similar financial institution which takes deposits and makes loans. As used in this Agreement, the terms "bank-related services" and "bank-related business" (i) mean business activities that are so closely related to banking as to be permitted by regulations or rulings of the Federal Reserve Board to be engaged in by commercial bank holding companies, (ii) specifically include the business of originating secured and unsecured loans and (iii) specifically include the business of servicing and brokering secured and unsecured loans.

      (d) During the Restriction Period, unless the Executive validly elects under Section 24 to give up the special rights and benefits provided under or referred to in this Agreement, the Executive shall not, directly or indirectly, individually or as an employee, agent or representative of anyone else: provide banking or bank-related services to, or solicit banking or bank-related business from, any person or entity which had been the object of significant solicitation by or negotiation with any First Indiana Group Entity for banking or bank-related business during the twelve month period preceding the Executive's Termination Date ("Prospective Customer") and with which the Executive or officers, employees or agents under the Executive's supervision had contact during that period (provided, in the case of any such contact by persons other than the Executive, that the Executive reasonably should have known of such contact); or assist any actual or potential competitor of any First Indiana Group Entity to provide banking or bank-related services to, or to solicit banking or bank-related business from, any such Prospective Customer.

      (e) During the Restriction Period, unless the Executive validly elects under Section 24 to give up the special rights and benefits provided under or referred to in this Agreement, the Executive shall not, directly or indirectly, individually or as an employee, agent or representative of anyone else, engage in any banking or bank-related business which competes with the business of the Bank, as conducted while employed by or serving as an officer of any First Indiana Group Entity, (i) within Marion County or any county contiguous to Marion County, or (ii) within any county of the State of Indiana in which the Bank maintains a headquarters or branch bank on the Position Change Date (such counties specified in (i) and (ii) herein referred to as the "Restricted Territory").

      (f) During the Restriction Period, unless the Executive validly elects under Section 24 to give up the special rights and benefits provided under or referred to in this Agreement, the Executive shall not be a more than five percent (5%) owner of, be employed by, or serve as a director, advisory director, consultant or advisor to, (i) any bank or credit union that maintains a headquarters or branch in the Restricted Territory, (ii) the holding company of any bank or credit union that maintains a headquarters or branch in the Restricted Territory; (iii) any entity engaged in the business of loan originations (including, without limitation, any mortgage company) that maintains an office in the Restricted Territory, or (iv) any loan servicing company or mortgage broker that maintains an office in the Restricted Territory.

      (g) During the Restriction Period, the Executive shall not, directly or indirectly, individually or as an employee, agent or representative of anyone else, solicit any employee of any First Indiana Group Entity to terminate employment with such entity or to accept a position with someone else. Placement of an employment advertisement in a publication of general circulation in the Restricted Territory shall not be deemed solicitation unless the advertisement is specifically targeted to employees of one or more First Indiana Group Entities.

      (h) If a court of competent jurisdiction concludes that a period of two years is unreasonable, the parties agree that the Restriction Period shall begin on the Executive's Termination Date and end one year later.

      (i) On his Termination Date, to the extent he has not already done so, the Executive will deliver to the First Indiana Group Entities any and all First Indiana Information and Property (as herein defined) then in his possession or subject to his control. For purposes of this sub-section, the term "First Indiana Information and Property" means and includes (i) all files, records, reports, memoranda and other documents, whether written or electronic, that the Executive received, prepared, helped prepare, directed the preparation of, maintained or kept in connection with his service as a director, officer or employee of any First Indiana Group Entity, (ii) all door and file keys, identification cards or badges, credit cards, computer hardware, computer software, computer printers, computer access codes and similar items issued or made available to the Executive in connection with his service as a director, officer or employee of any First Indiana Group Entity, (iii) all documents, whether written or electronic, containing any trade secrets (as defined in Indiana Code ss. 24-2-3-2) of any First Indiana Group Entity and (iv) all documents, whether written or electronic, containing non-public information regarding any First Indiana Group Entity or its customers or employees, the use or disclosure of which might be adverse to the best interests of such entity or its business. The Executive expressly agrees and promises that he will not retain any copies, duplicates, reproductions, or excerpts of any First Indiana Information and Property. The Executive acknowledges that this obligation is continuing and agrees promptly to deliver to the First Indiana Group Entities any subsequently discovered First Indiana Information and Property and any subsequently discovered copies, duplicates or reproductions of, or excerpts from, First Indiana Information and Property. In the case of electronic data contained in files residing on the Executive's personally-owned computers (including any drives or disks associated therewith), the Executive may satisfy his obligations under this sub-section by deleting all such files that can be located easily and by deleting all other such files as and when they are discovered. Notwithstanding anything else in this subparagraph (i), the Executive may retain documents concerning any benefit plans or employment policies from which he may be or become entitled to benefits and documents concerning his rights under this Agreement.

      (j) The Executive understands and agrees that a breach of this section will permit the First Indiana Group Entities to pursue all legal and equitable relief to which they are entitled as a result of such breach.

      8A. Extension of Restriction Period. In the event that after his Termination Date the Executive shall violate any restriction contained in
Section 8 above, the Restriction Period shall be extended by the length of time during which the Executive shall be in breach of such Section as determined in a proceeding brought to enforce the terms of this Agreement.

      8B. Reasonableness of Restrictions. The Executive acknowledges and agrees that the time and geographical restrictions provided in Sections 8 and 8A above are reasonable and necessary for the protection of the business and goodwill acquired by the Company through the employment and service of the Executive, and that the Company and the Bank have a protectible interest in the depositors, customers and employees of the Bank in view of (a) the Executive's involvement in the banking and financial services business, particularly the management and marketing aspects thereof, within and throughout the Restricted Territory prior to the date hereof and prospectively as an officer of the Bank or as an officer and employee of the Company, (b) the unique access of the Executive to depositors and customers of the Bank, and the managerial or supervisory function served by the Executive with respect to the provision of services to such depositors and customers, and (c) the knowledge of confidential information relating to the Bank and its business, depositors and customers, that the Executive has acquired and will acquire. The Executive believes that the restrictions set forth in this Agreement will not pose any substantial hardship on the Executive and that the Executive will be able to earn a reasonable livelihood following his Termination Date without violating any provision of this Agreement.

      9. Successors and Assigns.

      (a) This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, share exchange, consolidation or otherwise), by agreement in form and substance satisfactory to the Executive, to acknowledge expressly that this Agreement is binding upon and enforceable against the Company in accordance with the terms hereof, and to become jointly and severally obligated with the Company to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. Unless otherwise clearly indicated by the context, the term "Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all of the assets and business of the Company (including this Agreement), whether by operation of law or otherwise. In the event substantially all of the assets and business of First Indiana Bank are acquired by another entity in a transaction or series of transactions constituting a Change of Control, such term shall include the entity acquiring such assets and thereafter operating such business (or the ultimate corporate parent of such entity if such entity is a corporate subsidiary).

      (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representative.

      10. Fees and Expenses. From and after the Effective Date, the Company and its affiliated companies shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably incurred by the Executive as they become due as a result of (i) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Executive's hearing before the Board as contemplated in Section 5(b) of this Agreement, (iii) the Executive's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company or any of its affiliated companies under which the Executive is or may be entitled to receive benefits, or (iv) any contest by a taxing authority of the Executive's tax treatment of any amounts received under this Agreement or any other agreement with or plan of the Company or any of its affiliated companies to the extent such tax treatment is consistent with the determinations made by the Accounting Firm under Section 23.

      11. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, if to the Company, to First Indiana Corporation, 135 North Pennsylvania Street, Indianapolis, Indiana 46204, or if to the Executive, to the address set forth below the Executive's signature, or to such other address as the party may be notified, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

      12. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies for which the Executive may qualify. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

      13. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or any of its affiliated companies may have against the Executive or others.

      14. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

      15. Employment. The Executive and the Company acknowledge that, prior to the Effective Date, the employment of the Executive by the Company and its affiliated companies is "at will" and may be terminated by either the Executive or the Company at any time. If the Executive's employment with the Company and its affiliated companies terminates prior to the Effective Date, then the Executive shall have no further rights under this Agreement.

      16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Indiana without giving effect to the conflict of law principles thereof.

      17. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

      18. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind generally provided under a separate agreement, understanding or arrangement and not expressly provided under this Agreement.

      19. Headings. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

      20. Modification. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by both the Executive and the Company.

      21. Arbitration. In the event of any disputes, differences, controversies or claims arising out of, or in connection with, this Agreement, other than a dispute in which the sole relief sought is an equitable remedy, such as a temporary restraining order or a permanent or temporary injunction, the parties shall be required to have the dispute, controversy, difference or claim settled through binding arbitration pursuant to the American Arbitration Association's rules of commercial arbitration which are then in effect. The location of all arbitration proceedings shall be Indianapolis, Indiana. One arbitrator shall be selected by the parties and shall be a current or former executive officer (vice president or higher) of a publicly-traded corporation. In the event the parties are unable mutually to agree upon a person to act as the arbitrator, or in the event a mutually-agreed upon arbitrator shall fail to accept the appointment by the parties, the parties jointly shall request from the American Arbitration Association a list of the names of five persons who would be qualified to act as an arbitrator under this section. The selection of the final arbitrator then shall be achieved by each party alternately striking a name, with the Company going first, until one name remains. In the event the parties mutually agree that the five names submitted by the American Arbitration Association are unsatisfactory, they jointly may request a second list of five names from the American Arbitration Association and final selection shall be achieved through the procedure set out herein. The decision of the arbitrator is final and binding upon both parties and any award entered by the arbitrator shall be final, binding and non-appealable and judgment may be entered thereon by either party in accordance with the applicable law in any court of competent jurisdiction. The arbitrator shall not have authority to modify any provision of this Agreement nor to award a remedy for any difference, dispute, controversy or claim arising under this Agreement other than a benefit specifically provided under or by virtue of this Agreement. The Company shall be responsible for all of the reasonable expenses of the American Arbitration Association, the arbitrator and the conduct of the selection and the arbitration procedures set forth in this clause, including reasonable attorneys' fees and expenses incurred by either party which are associated with the arbitration procedure through the time the final arbitration decision or award is rendered. This arbitration provision shall be specifically enforceable.

      22. Withholding. The Company and its affiliated companies shall be entitled to withhold from amounts paid to the Executive hereunder any federal, estate or local withholding or other taxes or charges which it is, from time to time, required to withhold. The Company and its affiliated companies shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

      23. Limitation on Payments.

      (a) Notwithstanding anything contained herein to the contrary, prior to the payment of any amounts pursuant to Section 6(a) hereof, an independent national accounting firm designated by the Company (the "Accounting Firm") shall compute whether there would be payable to the Executive any "excess parachute payments," within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), taking into account the total "parachute payments," within the meaning of Section 280G of the Code, payable or to be provided to the Executive, whether by the Company or any of its affiliates or by any successor to the Company or any such affiliate, and whether under this Agreement or outside of this Agreement. If there would be any excess parachute payments, the Accounting Firm will compute the net after-tax proceeds to the Executive, taking into account the excise tax imposed by Section 4999 of the Code, if (i) such parachute payments were reduced to the point that the total thereof would not exceed three times the "base amount" as defined in Section 280G of the Code, less One Dollar ($1.00), or (ii) such parachute payments were not reduced. If not reducing such parachute payments would result in a greater after-tax amount to the Executive, such parachute payments shall not be reduced. If reducing such parachute payments would result in a greater after-tax amount to the Executive, they shall be reduced to such lesser amount. If such parachute payments must be reduced, the Executive shall direct which of the payments are to be reduced and the manner in which each is to be limited or modified. The determination by the Accounting Firm shall be binding upon the Company and its affiliated companies and the Executive subject to the application of Section 23(c) hereof.

      (b) As a result of various incentive or other plans, the Executive may be entitled to receive various parachute payments over a period of several years. In such event, the Accounting Firm may need to update its Section 23(a) calculations one or more times. In the event that all or a portion of a parachute payment is not made due to the limitations of this Section 23, the Company and its affiliated companies shall not be relieved of liability for such amount but such parachute payment shall be deferred and included in calculations with respect to subsequent parachute payments.

      (c) As a result of uncertainty in the application of section 280G of the Code at the time of determinations by the Accounting Firm hereunder, uncertainties in the valuation of future payments, and deferrals pursuant to
Section 6(a), it is possible that parachute payments will have been made by the Company and its affiliated companies which should not have been made (an "Overpayment") or that additional parachute payments which will not have been made by the Company and its affiliated companies could have been made (an "Underpayment"), consistent in each case with the other provisions of this
Section 23. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or any of its affiliated companies or the Executive which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company or such affiliated company, together with interest at the applicable federal rate provided for in section 7872(f)(2)(A) of the Code; provided, however, that no amount shall be payable by the Executive to the Company or such affiliated company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company or such affiliated company to or for the benefit of the Executive, together with interest at the applicable federal rate provided for in section 7872(f)(2)(A) of the Code.

      (d) All fees, costs and expenses (including, but not limited to, the cost of retaining experts) of the Accounting Firm shall be borne by the Company and the Company shall pay such fees, costs and expenses as they become due. In performing the computations required hereunder, the Accounting Firm shall assume that all parachute payments to be made to the Executive will be subject to federal and state income tax at the maximum rate in effect at the time the determination is made unless the Executive provides the Accounting Firm with evidence that it is more probable than not that one or more parachute payments will be taxable at a lower rate, or lower rates, in which case the Accounting Firm shall assume that such parachute payments will be taxed at the lower rate or rates.

      (e) In the event this Agreement is subject to Section 18(k) of the Federal Deposit Insurance Act (the "FDIA") at the time any payment is to be made by the Company to the Executive pursuant to this Agreement or otherwise, such payment will be subject to, and conditioned upon, its compliance with Section 18(k) of the FDIA and any regulations promulgated thereunder.

      24. Executive's Election to Give Up Rights and Benefits. In the event of a Change of Control, the Executive may elect to terminate this Agreement and thereby give up any special rights and benefits to which he is or may become entitled under this Agreement in exchange for being released from all of his special obligations hereunder. The Executive must make such election, if at all, by giving written notice thereof to the Company in accordance with Section 11 before or within four days after the effective date of such Change of Control, and before accepting any amounts payable to him under Sections 6(a)(i), other than his Annual Base Salary through such effective date. The rights and benefits given up shall be only those rights and benefits to which the Executive would not have been entitled but for this Agreement. The obligations from which the Executive shall be released shall be only those obligations to which he would not have been subject but for this Agreement (including, without limitation, his obligation to comply with the restrictions imposed under Sections 8(c), 8(d), 8(e) and 8(f)).


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

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Executive has executed this Agreement as of the day and year first above written.

                                     FIRST INDIANA CORPORATION

                                     By: _______________________________________
                                         Marni McKinney, Chief Executive Officer
                                                  "Company"
ATTEST:

_______________________
Secretary

                                     ___________________________________________
                                              Robert H. Warrington
                                                  "Executive"

                                     Address: __________________________________

                                              __________________________________


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